EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of GlobalTech Corporation (the “Company”) on Form 10-K for the year ending December 31, 2025 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Muhammad Azhar Saeed, FCA, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IN WITNESS WHEREOF, the undersigned has executed this certification as of March 31, 2026.

/s/ Muhammad Azhar Saeed, FCA
Muhammad Azhar Saeed, FCA Chief Financial Officer (Principal Financial/Accounting Officer)